FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183

CNA FINANCIAL ANNOUNCES FIRST QUARTER 2011 RESULTS:
NET OPERATING INCOME OF $216 MILLION, NET INCOME OF $223 MILLION,
P&C COMBINED RATIO OF 101.9%
BOOK VALUE PER COMMON SHARE OF $41.75,
AN INCREASE OF 3% FROM DECEMBER 31, 2010

CHICAGO, May 2, 2011 --- CNA Financial Corporation (NYSE: CNA) today announced first quarter 2011 results, which included net operating income of $216 million, or $0.80 per common share, and net income of $223 million, or $0.83 per common share. Property & Casualty Operations combined ratio for the first quarter was 101.9%. Book value per common share was $41.75 at March 31, 2011, as compared to $40.70 at December 31, 2010.
CNA Financial also announced declaration of a quarterly dividend of $0.10 per share, payable June 1, 2011 to stockholders of record on May 16, 2011.

	Results for the Three Months Ended March 31 (a)
($ millions)	2011	2010
Net operating income	$216	$223
Net realized investment gains	8	22
Net income from continuing operations	224	245
Net income (loss) from discontinued operations	(1)	—
Net income	$223	$245

(a)
References to net operating income (loss), net realized investment gains (losses), net income (loss) from continuing operations and net income (loss) used in this press release reflect amounts attributable to CNA, unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note N of the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2010 for further discussion of this measure.

Earnings Per Share Attributable to Common Stockholders
	Results for the Three Months Ended March 31
	2011	2010
Net operating income	$0.80	$0.83
2008 Senior Preferred dividend	—	(0.09)
Net operating income attributable to CNA common stockholders	0.80	0.74
Net realized investment gains	0.03	0.08
Net income from continuing operations	0.83	0.82
Net income (loss) from discontinued operations	—	—
Net income attributable to CNA common stockholders	$0.83	$0.82
Net operating income for the three months ended March 31, 2011 decreased $7 million as compared with the same period in 2010. Net operating income for our core Property & Casualty Operations improved $35 million, primarily due to higher net investment income and decreased expenses. Expenses in 2010 were unfavorably impacted by costs associated with our Information Technology (IT) Transformation announced last year. Partially offsetting these favorable items were higher catastrophe losses, which were $36 million after-tax in the first quarter of 2011 as compared to $26 million after-tax in the first quarter of 2010. Our Property & Casualty Operations produced first quarter combined ratios of 101.9% and 102.1% in 2011 and 2010, or 100.2% and 102.1% before the 1.7 point and 0.0 point impacts related to catastrophes and development-related items. Net operating results decreased $42 million for our non-core segments, primarily due to lower net investment income, the favorable impact in 2010 of reserve development arising from a commutation of an assumed reinsurance agreement and less favorable performance on our remaining pension deposit business.
"We are pleased to report our first quarter results, which include improved performance in our core Property & Casualty Operations and strong investment results," said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. "Higher catastrophe losses in our P&C segments were more than offset by higher investment income and improved underwriting results before catastrophes.
"We continue to make progress on our profit improvement strategies. In our Specialty segment, we achieved net written premium growth of 13%. In our Commercial segment, we continue to drive for improved pricing and risk selection and have now achieved rate increases for six consecutive quarters."
Pretax net investment income for the three months ended March 31, 2011 increased $30 million as compared with the same period in 2010. The increase was primarily driven by improved results from limited partnership investments.
After-tax net realized investment results decreased $14 million for the three months ended March 31, 2011 as compared with the same period in 2010. Results in 2011 include a $6 million after-tax loss on the early extinguishment of $400 million of senior notes during the first quarter. Other-than-temporary impairment losses of $27 million after-tax were recorded for the three months ended March 31, 2011 as compared to $39 million after-tax for the same period in 2010.

Business Operating Highlights
CNA Specialty provides professional and management liability as well as other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through a network of brokers, independent agencies and managing general underwriters.

•
Net written premiums increased $83 million for the first quarter of 2011 as compared with the same period in 2010. The increase in net written premiums was primarily driven by new business across our Professional & Management Liability lines of business. Average rate was flat for the first quarter of 2011, as compared to a decrease of 1% for the first quarter of 2010 for the policies that renewed in each period. Retention rates of 85% and 86% were achieved for those policies that were available for renewal in each period.

•	Net income decreased $2 million and net operating income improved $2 million for the first quarter of 2011 as compared with the same period in 2010.

•
The combined ratio increased 2.4 points for the first quarter of 2011 as compared with the same period in 2010. The loss ratio increased 2.7 points, primarily due to the impact of a higher current accident year loss ratio and decreased favorable net prior year development.

•
CNA Specialty produced first quarter combined ratios of 94.9% and 92.5% in 2011 and 2010, or 97.6% and 96.4% before the (2.7) point and (3.9) point impacts related to catastrophes and development-related items.

CNA Commercial works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.

•
Net written premiums decreased $1 million for the first quarter of 2011 as compared with the same period in 2010. Although premiums written continue to be impacted by decreased insured exposures, including negative audit premium, the trend has improved. Average rate increased 2% for the first quarter of 2011, as compared to an increase of 1% for the first quarter of 2010 for the policies that renewed in each period. Retention rates of 79% and 78% were achieved for those policies that were available for renewal in each period.

•
Net income improved $29 million and net operating income improved $33 million for the first quarter of 2011 as compared with the same period in 2010. The increase in net operating income was primarily due to higher net investment income, driven by favorable limited partnership income, and decreased expenses, partially offset by higher catastrophe losses.

•
The combined ratio improved 2.1 points for the first quarter of 2011 as compared with the same period in 2010. The loss ratio increased 1.2 points, primarily due to increased catastrophe losses and less favorable impacts from development-related items, partially offset by an improved current accident year non-catastrophe loss ratio. The expense ratio improved 3.0 points primarily due to the favorable impact of recoveries on insurance receivables written off in prior years and the impact of IT Transformation costs incurred in the first quarter of 2010.

•
CNA Commercial produced first quarter combined ratios of 107.7% and 109.8% in 2011 and 2010, or 102.3% and 106.6% before the 5.4 point and 3.2 point impacts related to catastrophes and development-related items.

Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.

•
Net loss increased $18 million for the first quarter of 2011 as compared with the same period in 2010. This increase was primarily due to the $15 million after-tax favorable impact in 2010 of reserve development arising from a commutation of an assumed reinsurance agreement and less favorable performance on our remaining pension deposit business, partially offset by lower expenses. In 2010, expenses were unfavorably impacted by IT transformation costs.

Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution (A&EP). In 2010, substantially all of our legacy A&EP liabilities were ceded under the Loss Portfolio Transfer.

•
Net loss increased $30 million for the first quarter of 2011 as compared with the same period in 2010, driven by lower net investment income partially offset by lower net incurred claims, both resulting from the Loss Portfolio Transfer consummated in the third quarter of 2010. Under the Loss Portfolio Transfer, approximately $1.6 billion of net A&EP claim and claim adjustment expense reserves were ceded under a retroactive reinsurance agreement. As a result of that transaction, the investment income allocated to the Corporate & Other Non-Core segment decreased because of the lower net reserve base and associated risk capital. Claim adjustment expenses are lower because the counterparty to the Loss Portfolio Transfer is responsible for the A&EP claims handling. Additionally, net loss increased due to higher interest expense and decreased net realized investment results. The increase in interest expense primarily relates to the use of debt to fund a portion of the 2010 redemption of preferred stock.

Segment Results for the Three Months Ended March 31, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$130	$131	$261	$(18)	$(27)	$216
Net realized investment gains (losses)	5	10	15	(3)	(4)	8
Net income (loss) from continuing operations	$135	$141	$276	$(21)	$(31)	$224

Segment Results for the Three Months Ended March 31, 2010
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$128	$98	$226	$1	$(4)	$223
Net realized investment gains (losses)	9	14	23	(4)	3	22
Net income (loss) from continuing operations	$137	$112	$249	$(3)	$(1)	$245

Property & Casualty Operations Gross Written Premiums
	Three Months Ended March 31
($ millions)	2011	2010
CNA Specialty	$1,130	$1,050
CNA Commercial	893	912
Total P&C Operations	$2,023	$1,962

Property & Casualty Operations Net Written Premiums
	Three Months Ended March 31
($ millions)	2011	2010
CNA Specialty	$739	$656
CNA Commercial	828	829
Total P&C Operations	$1,567	$1,485

Property & Casualty Calendar Year Loss Ratios
	Three Months Ended March 31
	2011	2010
CNA Specialty	64.2%	61.5%
CNA Commercial	75.3%	74.1%
Total P&C Operations	70.3%	68.5%

Property & Casualty Calendar Year Combined Ratios
	Three Months Ended March 31
	2011	2010
CNA Specialty	94.9%	92.5%
CNA Commercial	107.7%	109.8%
Total P&C Operations	101.9%	102.1%

CNA Specialty Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended March 31
	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	97.6%	96.4%
Effect of catastrophe impacts	0.3	0.3
Effect of development-related items	(3.0)	(4.2)
Combined ratio	94.9%	92.5%

CNA Commercial Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended March 31
	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	102.3%	106.6%
Effect of catastrophe impacts	6.6	4.7
Effect of development-related items	(1.2)	(1.5)
Combined ratio	107.7%	109.8%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended March 31
	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	100.2%	102.1%
Effect of catastrophe impacts	3.7	2.7
Effect of development-related items	(2.0)	(2.7)
Combined ratio	101.9%	102.1%

About the Company
Serving businesses and professionals since 1897, CNA is the country's seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. CNA is a registered trademark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 401-4685, or for international callers, (719) 325-2161. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through May 9, 2011 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 8505977. The replay will also be available on CNA's website. Financial supplement information related to the first quarter results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Financial Measures
In evaluating the results of CNA Specialty and CNA Commercial, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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